Exhibit 4.1

__________________________________________________________________________

WEX INC.,

the GUARANTORS named herein, as Guarantors

and

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

as Trustee

____________________________________

SUPPLEMENTAL INDENTURE

DATED AS OF July 1, 2016

______________________________________

4.75% Senior Notes due 2023

This SUPPLEMENTAL INDENTURE, dated as of July 1, 2016 is among WEX Inc., a Delaware corporation (the “Company”), Benaissance, LLC, a Nebraska limited liability company (“Benaissance”), WP Mustang Topco LLC, a Delaware limited liability company (“WP Topco”), WP Mustang Holdings LLC, a Delaware limited liability company (“WP Holdings”), WP Mustang Sub LLC, a Delaware limited liability company (“WP Sub”), Truckers B2B, LLC, a Delaware limited liability company (“Truckers”), EFS Payments LLC, a Delaware limited liability company (“EFS Payments”), Warburg Pincus Private Equity XI (Lexington), LLC, a Delaware limited liability company (“Lexington”), Electronic Funds Source LLC, a Utah limited liability company (“EFS”), TCH Canada Inc., a Utah limited liability company (“TCH”, and together with Benaissance, WP Topco, WP Holdings, WP Sub, Truckers, EFS Payments, Lexington and EFS, the “New Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

RECITALS

WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of January 30, 2013 (the “Indenture”), pursuant to which the Company authorized the creation of an issue of $400,000,000 aggregate principal amount of 4.75% Senior Notes due 2023 (the “Notes”); and

WHEREAS, Sections 9.01(a)(ii) and (viii) of the Indenture provide, respectively, that the Company and the Trustee may supplement the Indenture in order to comply with Section 4.07 and to add or release Guarantees with respect to the Notes in accordance with the applicable provisions of the Indenture, without the consent of the Holders of the Notes; and

WHEREAS, Section 4.07 of the Indenture provides that any Restricted Subsidiary or Regulated Subsidiary may not Guarantee the Guaranteed Indebtedness of the Company or any Guarantor, unless each such Restricted Subsidiary or Regulated Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Note Guarantee by such Restricted Subsidiary or Regulated Subsidiary in the form attached as Exhibit D to the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the New Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the  New Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the New Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the New Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01.    From this date, in accordance with Sections 4.07 and 9.01 of the Indenture, and by executing this Supplemental Indenture and the Notation of Guarantee in the form attached hereto as Exhibit A, each New Subsidiary Guarantor is a Guarantor under the Indenture and provides a guarantee to each Holder of the Notes and to the Trustee and its successors and assigns on the  terms set forth in Article 10 of the Indenture and the Notation of Guarantee and such New Subsidiary Guarantor  is subject to the provisions of the Indenture as if it was  originally named as Guarantor therein.

ARTICLE 3

Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

Section 3.03.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 3.05.    In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06    All agreements of the Company, the Guarantors and the New Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

WEX Inc.

By:	/s/ Roberto Simon
Name:	Roberto Simon
Title:	Chief Financial Officer

WP Mustang Topco LLC

By:	/s/ Hilary A. Rapkin
Name:	Hilary A. Rapkin
Title:	Secretary

WP Mustang Holdings LLC

By:	/s/ Hilary A. Rapkin
Name:	Hilary A. Rapkin
Title:	Secretary

Truckers B2B, LLC

By:	/s/ Hilary A. Rapkin
Name:	Hilary A. Rapkin
Title:	Secretary

Warburg Pincus Private Equity XI (Lexington), LLC

By:	/s/ Hilary A. Rapkin
Name:	Hilary A. Rapkin
Title:	Secretary

[Signature Page to Supplemental Indenture]

EFS Payments LLC

By:	/s/ Hilary A. Rapkin
Name:	Hilary A. Rapkin
Title:	Secretary

Electronic Funds Source LLC

By:	/s/ Hilary A. Rapkin
Name:	Hilary A. Rapkin
Title:	Secretary

TCH Canada Inc.

By:	/s/ Hilary A. Rapkin
Name:	Hilary A. Rapkin
Title:	Secretary

[Signature Page to Supplemental Indenture]

WP Mustang Sub LLC

By:	/s/ Scott Phillips
Name:	Scott Phillips
Title:	President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

Benaissance, LLC

By:	/s/ Lynda Godkin
Name:	Lynda Godkin
Title:	Secretary

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

NOTATION OF GUARANTEE

For value received, the undersigned Guarantors (which term includes any successor Person under Section 10.04 of the Indenture) have, jointly and severally, unconditionally guaranteed, to the extent and subject to the provisions set forth in the Indenture, dated as of January 30, 2013, among WEX Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended or supplemented, the “Indenture”) (a) the due and prompt payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and prompt payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and prompt performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture (including the Note Guarantees set forth herein) are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of such Note Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to release one or more of the Guarantors from the Note Guarantee as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

The validity and enforceability of this Notation of Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

THIS NOTATION OF GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The undersigned Guarantors hereby agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Notation of Guarantee and its Note Guarantee.

The Note Guarantee is subject to release upon the terms set forth in Article X of the Indenture.

GUARANTORS

WEX Inc.

Name:	Roberto Simon
Title:	Chief Financial Officer

WP Mustang Topco LLC

Name:	Hilary A. Rapkin
Title:	Secretary

WP Mustang Holdings LLC

Name:	Hilary A. Rapkin
Title:	Secretary

Truckers B2B, LLC

Name:	Hilary A. Rapkin
Title:	Secretary

Warburg Pincus Private Equity XI (Lexington), LLC

Name:	Hilary A. Rapkin
Title:	Secretary

[Signature Page to Supplemental Indenture]

EFS Payments LLC

Name:	Hilary A. Rapkin
Title:	Secretary

Electronic Funds Source LLC

Name:	Hilary A. Rapkin
Title:	Secretary

TCH Canada Inc.

Name:	Hilary A. Rapkin
Title:	Secretary

[Signature Page to Supplemental Indenture]

WP Mustang Sub LLC

Name:	Scott Phillips
Title:	President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

Benaissance, LLC

Name:	Lynda Godkin
Title:	Secretary

[Signature Page to Supplemental Indenture]